Exhibit 3.2.12

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHARTWELL STATE, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

We, Bernard Myerson, President, and Seymour Smith, Assistant Secretary, of Chartwell State, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

ARTICLE I

Name

“The name of the corporation (hereinafter called the ‘Corporation’) is LOEWS AKRON CINEMAS, INC.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 20 day of November 1985.

by	/s/ BERNARD MYERSON
President

Attest:

/s/ SEYMOUR SMITH
Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

CHARTWELL STATE, INC.

ARTICLE I

Name

The name of the corporation (hereinafter called the “Corporation”) is Chartwell State, Inc.

ARTICLE II

Registered Office and Registered Agent

The address of the Corporation’s registered office, in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Business or Purposes to Be

Conducted or Promoted

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

SECTION 1. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $1.00 per share.

SECTION 2. The holders of the Common Stock shall be entitled to one vote per share on all matters upon which stockholders are entitled to vote and shall not be entitled to any preference in the distribution of dividends or assets.

ARTICLE V

Incorporator

The name and mailing address of the incorporator of the Corporation is Robert V. Cahill, 19th Floor, 1901 Avenue of the Stars, Los Angeles, California 90067.

ARTICLE VI

Business and Affairs of the Corporation

SECTION 1. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation, except as otherwise required by the laws of the State of Delaware.

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SECTION 2. The initial number of directors of the Corporation shall be three, but may be changed from time to time in the manner provided in the by-law of the Corporation.

SECTION 3. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

SECTION 4. Any director or any officer of the Corporation elected or appointed by its stockholders or directors may be removed at any time in such manner as shall be provided in the by-laws, except as otherwise provided by law.

SECTION 5. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Corporation, in the by-laws, may authorize and empower the Board of Directors to make, alter, amend or repeal the by-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; the stockholders of the Corporation entitled to vote, however, retain the power to alter, amend, or repeal the by-laws.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make

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this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the acts herein stated are true, and accordingly have hereunto set my hand this 26 day of April 1985.

/s/ ROBERT V. CAHILL
Robert V. Cahill Incorporator

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is:

“LOEWS AKRON CINEMAS, INC.”

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by the written consent of the sole shareholder of the corporation.

Signed on February [    ], 1988

/s/ SEYMOUR K. SMITH
SEYMOUR K. SMITH Senior Vice President; Secretary

Attest:

/s/ FRANK MICHAELS
FRANK MICHAELS Vice President; Treasurer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188717 – 2060561

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Loews Akron Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40359, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four, Section Three:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Loews Akron Cinemas, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Loews Akron Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt Vice President